Exhibit 10.7
Jim C. Nicholas
Senior Vice President
Commercial Banking
January 31, 2010
(“Effective Date”)
Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4109

RE:	$5,000,000.00 Revolving Line of Credit for letters of credit from JPMORGAN CHASE BANK, N.A. (“Chase”) to Sterling Chemicals, Inc. (“Borrower”)
Gentlemen:
Chase is pleased to advise approval of a revolving line of credit in the amount of $5,000,000.00 (“Line of Credit”) for issuance of commercial and standby letters of credit, subject to the terms and conditions stated herein (as the same may be amended, renewed, extended, supplemented or restated from time to time, this “Agreement”).
NOW THEREFORE, in consideration of the above stated premises, Borrower and Chase agree as follows:
T E R M S  A N D  C O N D I T I O N S
SECTION 1 — THE DISCRETIONARY LINE OF CREDIT
Section 1.1 Line of Credit for Letters of Credit (“Line of Credit”): Prior to January 31, 2011 (“Termination Date”), Chase will issue letters of credit (“LCs”) for the account of Borrower and in favor of such person or persons as may be designated by Borrower, in each case subject to the Continuing Agreement for Standby Letters of Credit between Borrower and Chase executed in connection herewith (as the same may be amended, supplemented, restated and otherwise rearranged, “LC Agreement”) on Chase’s then standard form of application thereunder for the type of LC requested (each an “Application”). Each LC shall be in form and in favor of beneficiaries acceptable to Chase in Chase’s sole discretion, and shall have an expiration date of no later than January 31, 2014, unless Chase agrees otherwise in its sole discretion. “LC Obligations” shall mean the face amount of all LCs issued and outstanding plus any unreimbursed drawings under the LCs plus any other amounts owing to Chase under or in respect of any LC or Application. The maximum outstanding amount of LC Obligations shall not exceed $5,000,000.00 (“Maximum Amount”) at any time.
Section 1.2 Terms and Fees: Unless quoted otherwise by Chase at the time of application for any LC, Borrower shall pay an annual fee of one percent per annum of face amount, plus an issuance fee of $500.00, for each standby and commercial LC.
Section 1.3 Collateral; Loan Documents: The Line of Credit and all obligations in respect of issuance of LCs (including without limitation all “Obligations” as defined in the LC Agreement) shall be secured, in addition to any security provided for in the LC Agreement, by a cash collateral deposit with Chase of not less than $5,000,000.00 provided for in the Assignment of Deposit Account (as the same may be amended, supplemented, restated and otherwise rearranged, “Assignment”) executed and delivered by Borrower in favor of Chase in connection with this Agreement. The Assignment, LC Agreement, Applications, LCs, this Agreement and each other written document, instrument, agreement related to the Line of Credit (together with any and all renewals, extensions, modifications, supplements, amendments and replacements thereof) that may be required to be executed and delivered on behalf of Borrower to Chase shall hereinafter be called the "Loan Documents.” Chase shall be entitled to require each of the Loan Documents be executed in form and substance acceptable to Chase (“Proper Form”) in accordance with Chase’s regular practices.
Section 1.4 Existing LCs. All letters of credit issued by Chase currently outstanding for the account of Borrower, together with all letters of credit issued by Chase for the account of Borrower at any time this Agreement is in force, shall be LCs subject to this Agreement unless the parties agree otherwise in writing. The parties acknowledge that in connection with the execution and delivery of this agreement, certain LCs issued for the account of Borrower under a syndicated credit facility will be replaced with LCs issued under the Line of Credit and subject to the terms and limitations of this Agreement.
SECTION 2 — CONDITIONS PRECEDENT
Section 2.1 Conditions Precedent: Prior to issuance of additional LCs for under the Line of Credit, Borrower shall have executed and/or delivered, in Proper Form, the following documents: (i) each of the Loan Documents other than the Applications; (ii) for each LC, an Application, presented in advance of the proposed issuance date in accordance with Chase’s usual practices; and (iii) any other document, instrument, certificate or instrument that Chase may reasonably require to consider the request including but not limited to organizational and authority documents of Borrower.
SECTION 3 — REPRESENTATION AND WARRANTIES
To induce Chase to enter into this Agreement and to issue LCs, Borrower represents and warrants that on the date hereof, on the date of each Application for and issuance of any LC, and at all times during the term of this Agreement:
Section 3.1 Organization, Due Execution, and Enforceability: Borrower is and shall remain duly organized, validly existing and in good standing under the laws of the state of Delaware and other states that it is necessary and/or desirous to do so, has the authority to do its business
JPMorgan Chase Bank, N.A. • P.O. Box 2558, Houston, Texas 77252-2558
Member FDIC • Equal Housing Lender

Letter Agreement	Sterling Chemicals, Inc.	January 31, 2010
in the state of Texas, and the execution of the Loan Documents by Borrower has been duly authorized and does not contravene the articles of incorporation or by-laws of Borrower, and will not result in the breach of, or constitute a default under any agreement, judgment, order or decree binding upon Borrower, and the Loan Documents executed by Borrower are legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws;
Section 3.2 Accurate Information: The information in the financial statements and other information provided, or to be provided to Chase by Borrower, are true, correct and accurate as of the date provided and shall be true and correct on the date that any LC is requested to be issued;
Section 3.3 No Defaults: No Event of Default (as defined hereinafter) or default exists under this Agreement or under any of the other Loan Documents and no default exists under any other agreement material to the financial condition of Borrower or is continuing;
Section 3.4 No Litigation, etc.: Borrower is not subject to any agreement, contract, order, judgment, or litigation which could materially and adversely affect its respective financial condition, business affairs or operations;
Section 3.5 Payment of Taxes: Borrower has paid all its taxes due and owing including without limitation employment taxes, except for those for which extensions have been obtained and those being contested in good faith and for which adequate reserves have been established;
Section 3.6 Compliance, Governmental Requirements, Permits and Contracts: Borrower is not subject to any governmental order, any contract or administrative or judicial order or judgment that could materially and adversely affect its financial condition, business affairs or operations of its business. Borrower has no material contingent liability with respect to compliance with laws, rules and regulations applicable to Borrower; and
Section 3.7 Regulation U: None of the proceeds of any credit provided for herein shall be used for the purpose of purchasing or carrying directly or indirectly, any margin stock or for any other purpose which would make any credit provided by Chase to Borrower hereunder a purpose credit within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
SECTION 4 — COVENANTS
Borrower covenants and agrees that so long as any LC is outstanding or any amounts are owing under the other Loan Documents Borrower shall:
Section 4.1 Financial Information Statements: (a) Within 120 days after Borrower’s fiscal year end, Borrower shall provide to Chase Borrower’s financial statements prepared in accordance with GAAP and audited with an unqualified opinion by an accounting firm of national standing. (b) Within 45 days after each fiscal quarter end, Borrower shall provide to Chase Borrower’s financial statements prepared in accordance with GAAP. Borrower shall also provide such other financial and business information concerning Borrower as Chase shall request from time to time.
Section 4.2 Representation and Warranties: Borrower shall ensure that each of the representations and warranties of Borrower contained herein shall be true and correct when given and when deemed given hereunder and notify Chase immediately should any representation or warranty become untrue or misleading;
Section 4.4 Notification of Corporate and Other Changes: Borrower shall notify Chase in writing at least 30 days prior to any date that Borrower changes its name or the location of its principal place of business or the location of its books and records, and give Chase prompt notice if Borrower becomes a party to any merger or consolidation, or if there is a change or modification to its business or legal structure; and
Section 4.5 Compliance: Borrower shall at all times comply with applicable laws, rules, regulations, ordinances and Executive Orders.
SECTION 5 — EVENTS OF DEFAULT AND REMEDIES
Section 5.1 Defaults and Remedies. If any of Event of Default shall occur, then Chase may do any or all of the following: (1) declare the LC Obligations to be, and thereupon the balance thereof shall forthwith become, immediately due and payable, together with all accrued and unpaid interest thereon and all fees and all other obligations and indebtedness of Borrower under the Loan Documents, without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to Borrower, terminate the Line of Credit and refuse to issue LCs; (3) set off, in any order, against the indebtedness of Borrower under the Loan Documents, against the Account covered by the Assignment; and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise. “Event of Default” shall mean the occurance of any of (a) any “Event of Default” as defined in the LC Agreement, (b) any event described in section 6 (c) of the LC Agreement, (c) any representation or warranty made in connection with any Loan Document having been incorrect, false or misleading; and (d) Borrower having concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.
SECTION 6 — MISCELLANEOUS
Section 6.1 Amendments and Waivers: No failure to exercise and no delay on the part of either party in exercising any power or right in connection herewith or under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other power or right. No course of dealing between Borrower and Chase shall operate as a waiver of any provision of this Agreement or any other Loan Document nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Section 6.2 Expenses: Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, Borrower agrees to pay on demand all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel

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Letter Agreement	Sterling Chemicals, Inc.	January 31, 2010
for Chase) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of any of the indebtedness evidenced by the Loan Documents. The obligations of Borrower under this and the following section shall survive the termination of this Agreement.
Section 6.3 Usury: Borrower and Chase intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Chase contracts for, charges or receives any excess interest, it will be deemed a mistake. Chase will automatically reform the Loan Document or charge to conform to applicable law, and if excess interest has been received, Chase will either refund the excess to Borrower or credit the excess on any unpaid principal amount of the relevant Loan Document. All amounts constituting interest will be spread throughout the full term of the relevant Loan Document in determining whether interest exceeds lawful amounts. “Highest Lawful Rate” means the maximum nonusurious rate of interest from time to time permitted by applicable law.
Section 6.4 Survival: All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents shall survive the execution and delivery of the Loan Documents; shall not be affected by any investigation made by Chase, and shall bind Borrower and successors, trustees, receivers and assigns of Borrower and inure to the benefit of the successors and assigns of Chase; provided that the undertaking of Chase hereunder to issue LCs upon the application of Borrower shall not inure to the benefit of any successor or assign of Borrower. Except as otherwise provided herein, the term of this Agreement shall be until the later of final expiry of all LCs and the full and final payment of all amounts due under the Loan Documents.
Section 6.5 Documentary Matters: This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents. The Loan Documents embody the entire agreement between Borrower and Chase and supersede all prior proposals, agreements and understandings. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.
Section 6.6 Governing Law: THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND AS APPLICABLE THE LAWS OF THE UNITED STATES OF AMERICA.
JURY WAIVER. BORROWER AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.
Section 6.7 WAIVER OF SPECIAL DAMAGES. EACH PARTY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER FROM THE OTHER PARTY IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
IN WITNESS WHEREOF, the duly authorized officers of the undersigned have entered into and executed and delivered this Agreement effective as of the first date above written.
Sincerely yours,
JPMORGAN CHASE BANK, N.A.
By: /s/ Jim Nicholas
Name: Jim Nicholas
Title: Executive Vice President
Accepted and agreed:
STERLING CHEMICALS, INC.
By: /s/ John V. Genova
Name: John V. Genova
Title: President and Chief Executive Officer

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